EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

(1)  Western Telephone Company
   100% - Owned Subsidiary
   Incorporated in the State of Minnesota

(2)  Peoples Telephone Company
   100% - Owned Subsidiary
   Incorporated in the State of Iowa

(3)  New Ulm Phonery, Inc.
   100% - Owned Subsidiary
   Incorporated in the State of Minnesota

(4)  New Ulm Cellular #9, Inc.
   100% - Owned Subsidiary
   Incorporated in the State of Minnesota

(5)  New Ulm Long Distance, Inc.
   100% - Owned Subsidiary
   Incorporated in the State of Minnesota

The financial statements of all such subsidiaries are included on the consolidated financial statements of New Ulm Telecom, Inc.


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